O'COYNE & PHILLIPS P.S.
ATTORNEYS & COUNSELORS AT LAW
A Professional Services Corporation

* DOUGLAS M. O'COYNE, SR.							                        			LEGAL ASSISTANTS:
+ SCOTT A. NIEBLING			                              								MICHELLE L. HUNT
ROBERT F. PHILLIPS  1929-1991                    										THERESA SANDERSON


* Admitted to practice in Washington,
  Idaho & the U.S. Tax Court

+ Admitted to practice in Washington




December 11, 1997


RMX REIT, Inc.
Attn:  Board of Directors
220 West Mercer Street #400
Seattle, Washington 98119


RE:	RMX REIT, Inc.
   	Federal SB Offering
   	Legality of Stock And Legal Proceedings Opinion


Gentlemen:

This opinion is furnished to you in connection with the federal registration under Rule SB of RMX REIT, Inc. ("RMX" hereinafter) regarding the legality of stock being issued in connection with the federal offering.

In connection with our Opinion, we have reviewed:

The Articles of Incorporation filed with the Corporation
Division of the Office of the Secretary of State in and for the State of Washington on June 19, 1997; and,

The Bylaws dated September 12, 1997, and,

The Records contained in the Corporate Book; and,

Such other information, including the representations made by the Officers of the Company, as deemed necessary to adequately form the basis for the opinion expressed herein.

In such examination, we have assumed the genuineness and authenticity of all signatures on the original documents, the authenticity of all items submitted to us and reviewed by us as originals and the conformity with original documents of all items submitted to us as copies.

Our opinion is expressed only with respect to the laws governing corporations incorporated in the State of Washington and we express no opinion with respect to the incorporation laws of any other jurisdiction.

Based upon the foregoing, and subject to the further qualifications set forth below, we are of the opinion that;

	1.	The Company is a Washington Corporation, duly organized and
validly existing under the laws of the State of Washington, and has authority to carry on its business as described in the pending Registration Statement.


 2.	The Company stock to be issued in connection with the
Federal Registration under Rule SB represents shares duly authorized, fully paid and nonassessable for issue by the Shareholders pursuant to RCW 23B.06.010 at the arbitrary offering price of five dollars ($5.00) per share is allowed under RCW 23B.06.210.


	3.	The restriction on the transfer of the shares for the
purposes of preserving the company's ability to elect to file its Federal Income Tax Returns as a REIT under IRC 856 et. seq.
is permitted under RCW 23B.06.270(3)(a).


	4.	The Shares may be issued without certificates pursuant to
RCW 23B.06.260. The Company policy not to issue Certificates unless the Shareholder requests that a Certificate be issued in writing, is allowable under Washington Corporation Law. The
Certificate form to be issued in connection with the Federal
Registration under Rule SB meets the requirements of RCW
23B.06.250.


	5.	The Company is not presently involved nor does it expect to
be involved in any legal proceedings, excepting collection actions on loans that are in default. Since the Company will be involved in purchasing loans secured by real property, it will, by its very nature always be involved in collection activities to enforce collection on past due loans, including but not limited to Judicial and Nonjudicial Foreclosure of Deeds of Trusts, Mortgage Foreclosures and Real Estate Contract
Forfeitures. The undersigned Counsel is of the opinion that collection actions on delinquent accounts does not constitute pending or threatening litigation under Financial Accounting
Standards Board Opinion Number 5 (FASB 5) and is properly categorized as routine litigation incidental to its business.


	6.	Counsel is not aware of any proceeding that a governmental
authority is contemplating against the Company. However, the Company can expect that its financial records will be reviewed or audited by the Internal Revenue Service for correctness and compliance with the Internal Revenue Code regarding its REIT tax status. The Company can also expect that its operations and financial records will be reviewed by Federal and or State
Security Regulators regarding its compliance with Security
Regulations.

	7.	The position of Counsel for the Company is that there are no unasserted claims against the Company that are probable of assertion and if asserted would have at least a reasonable possibility of an unfavorable outcome.


	This opinion is delivered to you for use with your registration filing with the Security and Exchange Commission pursuant to Rule SB.


Sincerely yours,



By:	Original Signed
DOUGLAS M. O'COYNE, SR.
Attorney at Law
DOC/rs
cc: Company Officers, RMX REIT, Inc.